Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Air Products and Chemicals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-141336, 333-141337, 333-149813, 333-158102, 333-165563, 333-172889, 333-172890, 333-180122, 333-180123, 333-188643, 333-196000, 333-204387, 333-204388, 333-211476, 333-221729, 333-225016) on Form S-8 and registration statement (No. 333-200537) on Form S-3 of Air Products and Chemicals, Inc. of our report dated 20 November 2018, with respect to the consolidated balance sheets of Air Products and Chemicals, Inc. and Subsidiaries as of 30 September 2018 and 2017, and the related consolidated income statements, consolidated comprehensive income statements, consolidated statements of cash flows, and consolidated statements of equity for each of the years in the three-year period ended 30 September 2018, and the related notes, and financial statement schedule, and the effectiveness of internal control over financial reporting as of 30 September 2018, which report appears in the 30 September 2018 annual report on Form 10-K of Air Products and Chemicals, Inc.

/s/ KPMG LLP
Philadelphia, Pennsylvania
20 November 2018